NEWS
Steve Schmitt
Vice President, Investor Relations

Yum! Brands Reports Second-Quarter 2013 EPS Declined 16%, Excluding Special Items;
China Division Sales and Profits Declined Significantly;
KFC China Sales Recovering as Expected

Louisville, KY (July 10, 2013) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second quarter ended June 15, 2013, including EPS of $0.56, excluding Special Items. Reported EPS was $0.61 for the quarter.

SECOND-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 1%, prior to foreign currency translation, including 6% at Yum! Restaurants International (YRI) and 2% in the U.S. System sales declined 12% in China.

●	China Division sales and profits were significantly impacted by adverse publicity surrounding Avian flu, as well as the residual effect of the December poultry supply incident.

●	Same-store sales declined 20% in China. Same-store sales grew 1% at YRI and 1% in the U.S.

●	Total international development was 315 new restaurants; 76% of this development occurred in emerging markets.

●
Worldwide restaurant margin declined 2.7 percentage points to 12.5%, including a decline of 5.0 percentage points in China. Restaurant margin increased 0.8 percentage points at YRI and 0.8 percentage points in the U.S.

●	Worldwide operating profit declined 20%, prior to foreign currency translation, including a 63% decline in China. Operating profit grew 12% at YRI and 4% in the U.S.

●	Worldwide effective tax rate, prior to Special Items, decreased to 22.1% from 23.9%. The decrease in the tax rate positively impacted year-over-year EPS results by 2 percentage points.

CHINA SALES UPDATE

●
June same-store sales declined an estimated 10% for the China Division, improving from a 19% decline in May. This included an estimated decline of 13% at KFC and 6% growth at Pizza Hut Casual Dining. June sales are included in the China Division's third-quarter results.

FULL-YEAR OUTLOOK

Estimated mid-single-digit full-year EPS decline versus prior year, excluding Special Items, remains unchanged. China Division same-store sales are expected to continue to recover over the course of the year and be positive in the fourth quarter.

	Second Quarter			Year-to-Date
	2013	2012	% Change	2013	2012	% Change
EPS Excluding Special Items	$0.56	$0.67	(16)%	$1.26	$1.43	(12)%
Special Items Gain/(Loss)[1]	$0.05	$0.02	NM	$0.07	$0.22	NM
EPS	$0.61	$0.69	(13)%	$1.33	$1.65	(19)%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items. Special Items for second quarter and year-to-date 2013 are primarily related to U.S. refranchising gains. Special Items for 2012 comparable periods are primarily related to the Little Sheep acquisition gain, U.S. refranchising gains and Pizza Hut UK refranchising.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

DAVID NOVAK COMMENTS
David C. Novak, Chairman and CEO, said, “Second-quarter EPS declined 16%, which was generally in line with our expectations. KFC sales and profits in China were significantly impacted by intense media surrounding Avian flu, as well as the residual effect of the December poultry supply incident. The good news is that China sales are recovering as expected. The extensive media surrounding Avian flu in China has subsided and same-store sales at KFC are clearly improving.

I'm pleased with the very strong performance at Pizza Hut Casual Dining, which delivered solid same-store sales growth as we continue to open new units at a record pace. For the total China Division, we remain on track to open at least 700 new units this year. This means we will have opened about 1,600 units over a two-year period. As KFC sales continue to recover, we expect to have solid momentum in China heading into 2014.

We expect record new-unit openings for Yum! Restaurants International and in India this year. Our emerging market new-unit pipeline is stronger than ever. Additionally, Taco Bell continues to deliver sales growth in the U.S. with industry-leading innovation.

Our estimated mid-single-digit full-year EPS decline versus prior year remains unchanged. We expect a strong bounce-back year in 2014 as we continue to aggressively invest behind our core strategies and capitalize on the enormous growth opportunities we see around the world."

CHINA DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2013	2012	Reported	Ex F/X	2013	2012	Reported	Ex F/X
System Sales Growth			(10)	(12)			(9)	(10)
Same-Store Sales Growth (%)	(20)	+10	NM	NM	(20)	+12	NM	NM
Restaurant Margin (%)	10.6	15.6	(5.0)	(5.0)	13.2	19.1	(5.9)	(5.9)
Operating Profit ($MM)	68	182	(63)	(63)	222	438	(49)	(50)

●	China Division sales and profits were significantly impacted by adverse publicity surrounding Avian flu, as well as the residual effect of the December poultry supply incident.

●	System sales decreased 12%, prior to foreign currency translation.
○	Same-store sales declined 20%, including a 26% decline at KFC and 7% growth at Pizza Hut Casual Dining.

●	China Division opened 100 new units in the second quarter, and 326 new units year-to-date.

China Units	Q2 2013	% Change
Traditional Restaurants[1]	5,982	+14
KFC	4,429	+13
Pizza Hut Casual Dining	918	+32
Pizza Hut Home Service	171	+23
1 Total includes East Dawning, Pizza Hut Express and Little Sheep units

●	Restaurant margin decreased 5.0 percentage points to 10.6%, primarily due to sales deleverage.

●	Foreign currency translation positively impacted operating profit by $1 million.

●	We are temporarily providing monthly same-store sales releases until sales have recovered. We will release July same-store sales for our China Division on August 12, 2013, after market hours.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2013	2012	Reported	Ex F/X	2013	2012	Reported	Ex F/X
Traditional Restaurants	14,665	14,105	+4	NA	14,665	14,105	+4	NA
System Sales Growth			+2	+6			+3	+5
Restaurant Margin (%)	12.6	11.8	0.8	0.8	13.1	12.0	1.1	1.0
Franchise & License Fees ($MM)	207	193	+8	+11	432	392	+10	+12
Operating Profit ($MM)	163	150	+8	+12	362	318	+14	+16
Operating Margin (%)	22.8	19.5	3.3	3.5	26.2	21.5	4.7	4.9

●	YRI Division system sales increased 6% prior to foreign currency translation, driven by new-unit development and 1% same-store sales growth.
○ Emerging markets system sales grew 12%, driven by 8% unit growth and 5% same-store sales growth.
○ Developed markets system sales grew 1%, driven by 1% unit growth. Same-store sales declined 1%, driven primarily by weak results in Japan and the UK.

●	YRI opened 205 new units in 50 countries, including 129 in emerging markets.
○ 87% of all new units were opened by franchisees.

●	Restaurant margin increased 0.8 percentage points, primarily driven by the refranchising of our Pizza Hut UK Dine-In business late last year.

●	Operating profit growth was 12%; this included a benefit of 3 percentage points from refranchising the Pizza Hut UK Dine-In business.

●	Foreign currency translation negatively impacted operating profit by $5 million.

YRI MARKETS[1]		SYSTEM Sales Growth Ex F/X
	Percent of YRI[2]	Second Quarter (%)	Year-to-Date (%)
Franchise
Asia (ex Japan)	16%	+10	+6
Japan	10%	(5)	(6)
Latin America	11%	+7	+6
Middle East[3]	8%	+4	+4
Continental Europe	7%	+2	+2
Canada	6%	(1)	(1)

Combined Company / Franchise
UK	12%	(2)	(1)
Australia / New Zealand	11%	+4	+5
Thailand	2%	+13	+15
Korea	2%	+7	+9

Key Growth
Africa	7%	+17	+17
France	4%	+5	+5
Germany / Netherlands	2%	+16	+16
Russia	2%	+48	+47
1 See website www.yum.com under tab "Investors" for a list of the countries within each of the YRI markets
2 Percentage of Total YRI System Sales for Full Year 2012
3 Middle East excludes Turkey, which was acquired from a franchisee in the second quarter

U.S. DIVISION

	Second Quarter			Year-to-Date
	2013	2012	% Change	2013	2012	% Change
Same-Store Sales Growth (%)	+1	+7	NM	+1	+6	NM
Restaurant Margin (%)	18.3	17.5	0.8	17.6	16.0	1.6
Franchise and License Fees ($MM)	199	188	+6	389	366	+6
Operating Profit ($MM)	173	166	+4	338	324	+4
Operating Margin (%)	24.5	20.4	4.1	24.1	20.1	4.0

●	U.S. Division same-store sales increased 1%, including growth of 2% at Taco Bell and 3% at KFC. Same-store sales declined 2% at Pizza Hut.

●	Restaurant margin increased 0.8 percentage points, driven primarily by refranchising.

●
Operating profit grew 4%; this included a benefit of 10 percentage points from overlapping costs incurred last year associated with the resolution of an employment lawsuit. Operating profit growth was adversely impacted by 3 percentage points due to refranchising.

INDIA DIVISION

●	India Division system sales increased 24%, prior to foreign currency translation. The system sales increase was driven by 25% unit growth and 2% same-store sales growth.

India Units	Q2 2013	% Change
Traditional Restaurants[1]	597	+25
KFC	285	+34
Pizza Hut Casual Dining	180	+7
Pizza Hut Home Service	129	+34
1 Total includes 3 Taco Bell units

OWNERSHIP / SPECIAL ITEMS UPDATE

●	In the U.S., we refranchised 42 units for proceeds of $55 million, primarily related to Taco Bell. We recorded pre-tax U.S. refranchising gains of $28 million in Special Items.

SHARE REPURCHASE UPDATE

●	Year-to-date through July 9, 2013, we repurchased 5.7 million shares totaling $390 million at an average price of $68.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Thursday, July 11, 2013. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Thursday, July 11, through midnight Sunday, August 11, 2013. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 10533522.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' Web site, www.yum.com/investors and selecting “Q2 2013 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food borne-illness issues; economic conditions, consumer preferences, adverse publicity, tax rates, the regulatory environment, increased competition and other risks in China, where a significant and growing portion of our restaurants are located; economic and political conditions in the other countries where we operate; the success of our international development strategy; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future litigation and legal claims or proceedings; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; consumer preferences and perceptions of our brands; the success of our refranchising strategy; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; new and changing government regulations; our effective tax rates and disagreements with taxing authorities; our ability to protect the integrity and security of individually identifiable data of our customers and employees; competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties; and risks associated with the Little Sheep business. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 39,000 restaurants in more than 130 countries and territories. Yum! is ranked #201 on the Fortune 500 List with revenues of over $13 billion in 2012 and in 2013 was named among the top 100 Corporate Citizens by Corporate Responsibility Magazine. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened over five new restaurants per day, making it a leader in international retail development.

Analysts are invited to contact
Steve Schmitt, Vice President Investor Relations, at 888/298-6986
Donny Lau, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/15/13	6/16/12	B/(W)	6/15/13	6/16/12	B/(W)

Company sales	$2,474	$2,762	(10)	$4,573	$5,106	(10)
Franchise and license fees and income	430	406	6	866	805	8
Total revenues	2,904	3,168	(8)	5,439	5,911	(8)

Company restaurant expenses, net
Food and paper	805	916	12	1,485	1,683	12
Payroll and employee benefits	590	623	5	1,080	1,136	5
Occupancy and other operating expenses	769	800	4	1,365	1,424	4
Company restaurant expenses	2,164	2,339	7	3,930	4,243	7

General and administrative expenses	333	346	4	606	618	2
Franchise and license expenses	34	26	(25)	64	52	(21)
Closures and impairment (income) expenses	6	4	(58)	10	5	(100)
Refranchising (gain) loss	(32)	(13)	NM	(49)	(39)	27
Other (income) expense	9	(7)	NM	1	(86)	NM
Total costs and expenses, net	2,514	2,695	7	4,562	4,793	5

Operating Profit	390	473	(17)	877	1,118	(22)
Interest expense, net	32	38	13	63	75	15
Income before income taxes	358	435	(18)	814	1,043	(22)
Income tax provision	82	102	21	202	249	19
Net income - including noncontrolling interests	276	333	(17)	612	794	(23)
Net income (loss) - noncontrolling interests	(5)	2	NM	(6)	5	NM
Net income - YUM! Brands, Inc.	$281	$331	(15)	$618	$789	(22)

Effective tax rate	22.7%	23.7%	1.0 ppts.	24.8%	23.9%	(0.9 ppts.)

Effective tax rate before special items	22.1%	23.9%	1.8 ppts.	24.4%	25.9%	1.5 ppts.

Basic EPS Data
EPS	$0.62	$0.71	(13)	$1.36	$1.70	(20)
Average shares outstanding	454	465	2	454	465	2

Diluted EPS Data
EPS	$0.61	$0.69	(13)	$1.33	$1.65	(19)
Average shares outstanding	464	477	3	464	478	3

Dividends declared per common share	$0.335	$0.285	18	$0.67	$0.57	18

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/15/13	6/16/12	B/(W)	6/15/13	6/16/12	B/(W)

Company sales	$1,429	$1,535	(7)	$2,562	$2,734	(6)
Franchise and license fees and income	20	21	(9)	38	40	(7)
Total revenues	1,449	1,556	(7)	2,600	2,774	(6)

Company restaurant expenses, net
Food and paper	469	536	13	844	949	11
Payroll and employee benefits	319	293	(9)	550	481	(15)
Occupancy and other operating expenses	489	466	(5)	828	782	(6)
	1,277	1,295	1	2,222	2,212	(1)
General and administrative expenses	90	81	(9)	145	129	(12)
Franchise and license expenses	3	2	(46)	5	3	(48)
Closures and impairment (income) expenses	6	2	NM	8	3	NM
Other (income) expense	5	(6)	NM	(2)	(11)	(82)
	1,381	1,374	—	2,378	2,336	(2)
Operating Profit	$68	$182	(63)	$222	$438	(49)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	32.8	34.9	2.1 ppts.	32.9	34.7	1.8 ppts.
Payroll and employee benefits	22.3	19.1	(3.2 ppts.)	21.6	17.6	(4.0 ppts.)
Occupancy and other operating expenses	34.3	30.4	(3.9 ppts.)	32.3	28.6	(3.7 ppts.)
Restaurant margin	10.6%	15.6%	(5.0 ppts.)	13.2%	19.1%	(5.9 ppts.)

Operating margin	4.7%	11.6%	(6.9 ppts.)	8.5%	15.8%	(7.3 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/15/13	6/16/12	B/(W)	6/15/13	6/16/12	B/(W)

Company sales	$506	$577	(12)	$950	$1,086	(13)
Franchise and license fees and income	207	193	8	432	392	10
Total revenues	713	770	(7)	1,382	1,478	(7)

Company restaurant expenses, net
Food and paper	176	189	8	329	356	8
Payroll and employee benefits	120	145	18	225	275	18
Occupancy and other operating expenses	146	175	16	272	325	16
	442	509	13	826	956	14
General and administrative expenses	96	102	5	170	184	8
Franchise and license expenses	12	11	(17)	24	21	(14)
Closures and impairment (income) expenses	—	(1)	NM	—	—	NM
Other (income) expense	—	(1)	(79)	—	(1)	(39)
	550	620	11	1,020	1,160	12
Operating Profit	$163	$150	8	$362	$318	14

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.8	32.9	(1.9 ppts.)	34.6	32.8	(1.8 ppts.)
Payroll and employee benefits	23.6	25.1	1.5 ppts.	23.6	25.3	1.7 ppts.
Occupancy and other operating expenses	29.0	30.2	1.2 ppts.	28.7	29.9	1.2 ppts.
Restaurant margin	12.6%	11.8%	0.8 ppts.	13.1%	12.0%	1.1 ppts.

Operating margin	22.8%	19.5%	3.3 ppts.	26.2%	21.5%	4.7 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
UNITED STATES DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/15/13	6/16/12	B/(W)	6/15/13	6/16/12	B/(W)

Company sales	$510	$630	(19)	$1,015	$1,252	(19)
Franchise and license fees and income	199	188	6	389	366	6
Total revenues	709	818	(13)	1,404	1,618	(13)

Company restaurant expenses, net
Food and paper	147	182	19	292	364	20
Payroll and employee benefits	147	182	19	298	375	21
Occupancy and other operating expenses	123	156	22	247	313	21
	417	520	20	837	1,052	20
General and administrative expenses	98	116	14	192	212	9
Franchise and license expenses	18	13	(20)	34	28	(19)
Closures and impairment (income) expenses	—	3	89	1	2	40
Other (income) expense	3	—	NM	2	—	NM
	536	652	18	1,066	1,294	18
Operating Profit	$173	$166	4	$338	$324	4

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.0	28.9	(0.1 ppts.)	28.8	29.1	0.3 ppts.
Payroll and employee benefits	28.7	28.8	0.1 ppts.	29.3	29.9	0.6 ppts.
Occupancy and other operating expenses	24.0	24.8	0.8 ppts.	24.3	25.0	0.7 ppts.
	18.3%	17.5%	0.8 ppts.	17.6%	16.0%	1.6 ppts.

Operating margin	24.5%	20.4%	4.1 ppts.	24.1%	20.1%	4.0 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	6/15/13	12/29/12
ASSETS
Current Assets
Cash and cash equivalents	$500	$776
Accounts and notes receivable, less allowance: $13 in 2013 and $12 in 2012	352	301
Inventories	319	313
Prepaid expenses and other current assets	238	272
Deferred income taxes	115	127
Advertising cooperative assets, restricted	81	136
Total Current Assets	1,605	1,925

Property, plant and equipment, net of accumulated depreciation and amortization of $3,225 in
2013 and $3,139 in 2012	4,252	4,250
Goodwill	1,110	1,034
Intangible assets, net	717	690
Investments in unconsolidated affiliates	29	72
Other assets	571	575
Deferred income taxes	480	467
Total Assets	$8,764	$9,013

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,739	$2,036
Income taxes payable	102	97
Short-term borrowings	68	10
Advertising cooperative liabilities	81	136
Total Current Liabilities	1,990	2,279

Long-term debt	2,918	2,932
Other liabilities and deferred credits	1,512	1,490
Total Liabilities	6,420	6,701

Redeemable noncontrolling interest	59	59

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 447 shares and 451 shares issued in 2013 and 2012, respectively	—	—
Retained earnings	2,324	2,286
Accumulated other comprehensive income (loss)	(101)	(132)
Total Shareholders' Equity - YUM! Brands, Inc.	2,223	2,154
Noncontrolling interests	62	99
Total Shareholders' Equity	2,285	2,253
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$8,764	$9,013
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to Date
	6/15/2013	6/16/2012
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$612	$794
Depreciation and amortization	300	285
Closures and impairment (income) expenses	10	5
Refranchising (gain) loss	(49)	(39)
Contributions to defined benefit pension plans	(3)	(43)
Gain upon acquisition of Little Sheep	—	(74)
Deferred income taxes	(5)	(10)
Equity income from investments in unconsolidated affiliates	(4)	(22)
Distribution of income received from unconsolidated affiliates	12	15
Excess tax benefit from share-based compensation	(24)	(46)
Share-based compensation expense	21	23
Changes in accounts and notes receivable	4	16
Changes in inventories	1	14
Changes in prepaid expenses and other current assets	(8)	(9)
Changes in accounts payable and other current liabilities	(229)	(118)
Changes in income taxes payable	62	70
Other, net	29	63
Net Cash Provided by Operating Activities	729	924

Cash Flows - Investing Activities
Capital spending	(472)	(406)
Proceeds from refranchising of restaurants	155	132
Acquisitions	(89)	(542)
Changes in restricted cash	—	300
Increase in short-term investments	2	(82)
Other, net	(6)	2
Net Cash Used in Investing Activities	(410)	(596)

Cash Flows - Financing Activities
Repayments of long-term debt	(4)	(15)
Short-term borrowings, more than three months, net	55	—
Repurchase shares of Common Stock	(329)	(289)
Excess tax benefit from share-based compensation	24	46
Employee stock option proceeds	11	22
Dividends paid on Common Stock	(301)	(262)
Other, net	(43)	(41)
Net Cash Used in Financing Activities	(587)	(539)
Effect of Exchange Rate on Cash and Cash Equivalents	(8)	(3)
Net Decrease in Cash and Cash Equivalents	(276)	(214)
Cash and Cash Equivalents - Beginning of Period	776	1,198
Cash and Cash Equivalents - End of Period	$500	$984
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2013 and 2012 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the gain on the acquisition of Little Sheep and losses associated with the refranchising of the Pizza Hut UK dine-in business. These amounts are described in (c), (d) and (e) in the accompanying notes. Other Special Items Income (Expense) in 2012 includes the depreciation reductions from Pizza Hut UK and KFC U.S. restaurants impaired upon our decision or offer to refranchise that remained Company stores for some or all of the periods presented, gains from real estate sales related to our previously refranchised Mexico business and charges relating to U.S. General and Administrative ("G&A") productivity initiatives and realignment of resources.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years to date ended June 15, 2013 and June 16, 2012 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year to Date
	6/15/13	6/16/12	6/15/13	6/16/12
Detail of Special Items
U.S. Refranchising gain (loss)(c)	$28	$9	$45	$54
Gain upon acquisition of Little Sheep(d)	—	—	—	74
Losses associated with the refranchising of the Pizza Hut UK dine-in business(e)	—	(2)	—	(23)
Other Special Items Income (Expense)	—	7	—	10
Total Special Items Income (Expense)	28	14	45	115
Tax Benefit (Expense) on Special Items	(9)	(2)	(15)	(9)
Special Items Income (Expense), net of tax	$19	$12	$30	$106
Average diluted shares outstanding	464	477	464	478
Special Items diluted EPS	$0.05	$0.02	$0.07	$0.22

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$362	$459	$832	$1,003
Special Items Income (Expense)	28	14	45	115
Reported Operating Profit	$390	$473	$877	$1,118

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.56	$0.67	$1.26	$1.43
Special Items EPS	0.05	0.02	0.07	0.22
Reported EPS	$0.61	$0.69	$1.33	$1.65

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	22.1%	23.9%	24.4%	25.9%
Impact on Tax Rate as a result of Special Items	0.6%	(0.2)%	0.4%	(2.0)%
Reported Effective Tax Rate	22.7%	23.7%	24.8%	23.9%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/15/13	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$1,449	$713	$709	$33	$—	$2,904

Company restaurant expenses	1,277	442	417	28	—	2,164
General and administrative expenses	90	96	98	8	41	333
Franchise and license expenses	3	12	18	1	—	34
Closures and impairment (income) expenses	6	—	—	—	—	6
Refranchising (gain) loss	—	—	—	—	(32)	(32)
Other (income) expense	5	—	3	—	1	9
	1,381	550	536	37	10	2,514
Operating Profit (loss)	$68	$163	$173	$(4)	$(10)	$390

Quarter Ended 6/16/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$1,556	$770	$818	$24	$—	$3,168

Company restaurant expenses	1,295	509	520	20	(5)	2,339
General and administrative expenses	81	102	116	6	41	346
Franchise and license expenses	2	11	13	—	—	26
Closures and impairment (income) expenses	2	(1)	3	—	—	4
Refranchising (gain) loss	—	—	—	—	(13)	(13)
Other (income) expense	(6)	(1)	—	—	—	(7)
	1,374	620	652	26	23	2,695
Operating Profit (loss)	$182	$150	$166	$(2)	$(23)	$473

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 6/15/13	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$2,600	$1,382	$1,404	$53	$—	$5,439

Company restaurant expenses	2,222	826	837	45	—	3,930
General and administrative expenses	145	170	192	12	87	606
Franchise and license expenses	5	24	34	1	—	64
Closures and impairment (income) expenses	8	—	1	1	—	10
Refranchising (gain) loss	—	—	—	—	(49)	(49)
Other (income) expense	(2)	—	2	—	1	1
	2,378	1,020	1,066	59	39	4,562
Operating Profit (loss)	$222	$362	$338	$(6)	$(39)	$877

Year to Date Ended 6/16/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$2,774	$1,478	$1,618	$41	$—	$5,911

Company restaurant expenses	2,212	956	1,052	32	(9)	4,243
General and administrative expenses	129	184	212	10	83	618
Franchise and license expenses	3	21	28	—	—	52
Closures and impairment (income) expenses	3	—	2	—	—	5
Refranchising (gain) loss	—	—	—	—	(39)	(39)
Other (income) expense	(11)	(1)	—	—	(74)	(86)
	2,336	1,160	1,294	42	(39)	4,793
Operating Profit (loss)	$438	$318	$324	$(1)	$39	$1,118

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended June 15, 2013 are preliminary.

(b)
Other (income) expense for the China Division primarily consists of equity income (loss) from investments in unconsolidated affiliates. The year to date ended June 16, 2012 also includes costs related to the acquisition of Little Sheep Group Limited ("Little Sheep").

(c)
During the quarter and year to date ended June 15, 2013, we recorded gains of $28 million and $45 million, respectively, related to refranchising in the U.S., primarily at Taco Bell. During the quarter and year to date ended June 16, 2012, we recorded gains of $9 million and $54 million, respectively, related to refranchising in the U.S., primarily at Taco Bell. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(d)
On February 1, 2012 we acquired an additional 66% interest in Little Sheep for $540 million, net of cash acquired of $44 million, increasing our ownership to 93%.  The acquisition was driven by our strategy to build leading brands across China in every significant category.  Prior to our acquisition of this additional interest, our 27% interest in Little Sheep was accounted for under the equity method of accounting.  As a result of the acquisition we obtained voting control of Little Sheep, and thus we began consolidating Little Sheep upon acquisition.  As required by GAAP, we remeasured our previously held 27% ownership in Little Sheep, which had a recorded value of $107 million at the date of acquisition, at fair value and recognized a non-cash gain of $74 million.  This gain, which resulted in no related income tax expense, was recorded in Other (income) expense on our Condensed Consolidated Statement of Income during the quarter ended March 24, 2012, was not allocated for segment reporting purposes and is reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(e)
During the quarter ended December 29, 2012, we refranchised our remaining 331 Pizza Hut UK dine-in restaurants. During the year to date ended June 16, 2012, we recorded pre-tax losses of $23 million to Refranchising (gain) loss primarily to adjust the carrying amount of the asset group to its then estimated fair value. These losses were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

For the quarter ended June 15, 2013, the refranchising of the Pizza Hut UK dine-in restaurants decreased Company sales by 18% and increased Franchise and license fees and income and Operating Profit by 2% and 3%, respectively, for the YRI Division. For the year to date ended June 15, 2013, the refranchising of the Pizza Hut UK dine-in restaurants decreased Company sales by 19% and increased Franchise and license fees and income and Operating Profit by 2% and 3%, respectively, for the YRI Division.

(f)
At the beginning of fiscal 2013 we eliminated the period lag that we previously used to facilitate the reporting of our India Division's results. Accordingly, the India Division's 2013 second quarter results include the months of March through May 2013, and the 2013 year to date results include the months of January through May 2013. Due to the immateriality of the India Division's results we did not restate the prior year operating results for the elimination of this period lag and therefore the 2012 second quarter results continue to include the months of February through April 2012 and the 2012 year to date results include the months of December 2011 through April 2012. However, we have presented India Division system sales growth, same-store sales growth and restaurant unit growth within this release by comparing March through May 2013 to March through May 2012 for the second quarter and January through May 2013 to January through May 2012 for the year to date to enhance comparability.